Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sam Duncan and Karla C. Robertson, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the registration of 450,000 shares of SUPERVALU INC. common stock, par value $0.01 per share, under the SUPERVALU INC. Inducement Grant Stock Option Agreement, effective as of August 7, 2013, between SUPERVALU INC. and Bruce H. Besanko and the SUPERVALU INC. Inducement Grant Restricted Stock Award Agreement, effective as of August 7, 2013 between SUPERVALU INC. and Bruce H. Besanko, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 10th day of September, 2013, by the following persons:

Signature	Title

/s/ Sam Duncan	President and Chief Executive Officer; Director
Sam Duncan	(principal executive officer)

/s/ Bruce H. Besanko	Executive Vice President.
Bruce H. Besanko	Chief Financial Officer
(principal financial and accounting officer)

/s/ Robert G. Miller	Director and Non-Executive Chairman
Robert G. Miller

/s/ Donald R. Chappel	Director
Donald R. Chappel

/s/ Irwin S. Cohen	Director
Irwin S. Cohen

/s/ Philip L. Francis	Director
Philip L. Francis

/s/ Eric G. Johnson	Director
Eric G. Johnson

/s/ Mark A. Neporent	Director
Mark A. Neporent

/s/ Matthew E. Rubel	Director
Matthew E. Rubel

/s/ Wayne C. Sales	Director
Wayne C. Sales

/s/ John T. Standley	Director
John T. Standley

/s/ Lenard Tessler	Director
Lenard Tessler